			EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$149	$115
Interest and other charges, before reduction for amounts capitalized
and deferred	214	196
Provision for income taxes	111	54
Interest element of rentals charged to income (a)	39	42

Earnings as defined	$513	$407

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$214	$196
Interest element of rentals charged to income (a)	39	42

Fixed charges as defined	$253	$238

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.03	1.71

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

FIRSTENERGY SOLUTIONS CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$79,926	$170,681
Interest and other charges, before reduction for amounts capitalized
and deferred	51,949	25,506
Provision for income taxes	44,371	91,822
Interest element of rentals charged to income (a)	22,986	24,144

Earnings as defined	$199,232	$312,153

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$51,949	$25,506
Interest element of rentals charged to income (a)	22,986	24,144

Fixed charges as defined	$74,935	$49,650

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.66	6.29

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$36,161	$11,648
Interest and other charges, before reduction for amounts capitalized
and deferred	22,310	23,287
Provision for income taxes	19,609	4,005
Interest element of rentals charged to income (a)	16,415	18,028

Earnings as defined	$94,495	$56,968

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$22,310	$23,287
Interest element of rentals charged to income (a)	16,415	18,028

Fixed charges as defined	$38,725	$41,315

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.44	1.38

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$13,995	$(105,400)
Interest and other charges, before reduction for amounts capitalized
and deferred	33,621	33,322
Provision for income taxes	10,843	(61,506)
Interest element of rentals charged to income (a)	451	428

Earnings as defined	$58,910	$(133,156)

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$33,621	$33,322
Interest element of rentals charged to income (a)	451	428

Fixed charges as defined	$34,072	$33,750

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.73	(b)

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) The earnings as defined in 2009 would need to increase $166,906,000 for the fixed charge ratio to be 1.0.

			EXHIBIT 12

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$7,509	$992
Interest and other charges, before reduction for amounts capitalized
and deferred	10,487	5,533
Provision for income taxes	5,382	(109)
Interest element of rentals charged to income (a)	8,175	8,915

Earnings as defined	$31,553	$15,331

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$10,487	$5,533
Interest element of rentals charged to income (a)	8,175	8,915

Fixed charges as defined	$18,662	$14,448

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.69	1.06

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$29,226	$27,558
Interest and other charges, before reduction for amounts capitalized
and deferred	29,928	29,209
Provision for income taxes	23,530	22,551
Interest element of rentals charged to income (a)	1,646	1,943

Earnings as defined	$84,330	$81,261

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$29,928	$29,209
Interest element of rentals charged to income (a)	1,646	1,943

Fixed charges as defined	$31,574	$31,152

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.67	2.61

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$12,315	$16,622
Interest and other charges, before reduction for amounts capitalized
and deferred	13,773	13,359
Provision for income taxes	12,266	11,735
Interest element of rentals charged to income (a)	517	507

Earnings as defined	$38,871	$42,223

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$13,773	$13,359
Interest element of rentals charged to income (a)	517	507

Fixed charges as defined	$14,290	$13,866

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.72	3.05

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$17,299	$18,690
Interest and other charges, before reduction for amounts capitalized
and deferred	17,290	13,233
Provision for income taxes	17,157	13,122
Interest element of rentals charged to income (a)	878	729

Earnings as defined	$52,624	$45,774

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$17,290	$13,233
Interest element of rentals charged to income (a)	878	729

Fixed charges as defined	$18,168	$13,962

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.90	3.28

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.